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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-78471, 333-78467, 333-78469, 333-78473,
333-50418, 333-50202 and 333-65044) pertaining to the 1998 Employee Stock
Purchase Plan, the Amended and Restated 1997 Stock Incentive Plan, the Amended and Restated 1989 Stock Option Plan, the 1998 Director Stock Option Plan, the 1990 Incentive Stock Option Plan, the 1997 Incentive Stock Option Plan, the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan of Bottomline Technologies (de), Inc. and in the Registration Statements on Form S-3 (Registration Nos. 333-43842, 333-50810 and 333-62330) of our report dated August 3, 2001, except for Note 13 as to which the date is September 17, 2001, with respect to the consolidated financial statements and schedule of Bottomline Technologies (de), Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2001.

                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
September 24, 2001